UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2008 (November 10, 2008)

TRI-ISTHMUS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30326	77-0557617
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9663 Santa Monica Boulevard, #959 Beverly Hills, California	90210-4303
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 860-2501

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers

(a)	Not applicable.

(b)	Not applicable.

(c)
On November 10, 2008, the board of managers of Rural Hospital Acquisitions, LLC (“RHA”), an Oklahoma limited liability company and indirect subsidiary of Tri-Isthmus Group, Inc., a Delaware corporation (the “Registrant”), appointed Thomas Rice, age 62, as the President and Chief Operating Officer (“COO”) of RHA. Under the terms of the Employment Agreement between RHA and Mr. Rice, a copy of which is attached to this Current Report on Form 8-K (this “Current Report”) as Exhibit 10.1, Mr. Rice’s service as COO commenced on November 10, 2008 and shall continue until terminated by death, disability, or written notice of either party.

Prior to his appointment as President and COO of RHA, Mr. Rice served as Vice President of Healthcare Partners Investments (“HPI”), a partnership based in Oklahoma city, which manages three hospitals, two ambulatory surgery centers, three sleep study centers, three outpatient physical therapy clinics, and two imaging centers. HPI has consolidated revenue in excess of $100 million and is one of the leading for-profit healthcare service businesses in Oklahoma City in partnership with over fifty physicians. Mr. Rice also co-founded the predecessor to HPI, Innovative Partners, Inc., the mission of which was to assist not-for-profit hospitals and healthcare systems with their strategic growth and financial viability.

(d)	Not applicable.

(e)
On November 10, 2008, RHA entered into an Employment Agreement with Mr. Rice, effective as of November 10, 2008, to employ Mr. Rice as the President and COO of RHA. Under the terms of the Employment Agreement, Mr. Rice’s service as COO commenced on November 10, 2008 and shall continue until terminated by death, disability, or written notice of either party. Pursuant to the Employment Agreement, Mr. Rice shall receive a base salary of $275,000.00 per fiscal year. Mr. Rice shall additionally be entitled to receive an annual incentive bonus as determined by RHA’s Board of Directors (the “Board”) or the Compensation Committee of the Board. Mr. Rice shall be entitled to a minimum guaranteed bonus of $25,000 upon the first anniversary of the effective date of the Employment Agreement.

On November 10, 2008, in connection with the Employment Agreement, the Registrant entered into an Option Grant Agreement with Mr. Rice, a copy of which is attached to this Current Report as Exhibit 10.2, effective as of November 10, 2008, under which the Registrant granted to Mr. Rice an incentive stock option to purchase 500,000 shares of the Registrant’s common stock, par value $0.01 per share, at an exercise price of $0.625 per share, which option shall terminate on November 10, 2015. Mr. Rice’s option to purchase shall vest incrementally on the following vesting schedule: (1) the option to purchase up to 125,000 shares vested immediately on November 10, 2008; (2) the option to purchase up to 125,000 shares shall vest on November 10, 2009; and (3) the option to purchase the remaining 200,000 shares shall vest on November 10, 2010.

(f)	Not applicable.

Item 8.01.	Other Events

On November 14, 2008, the Registrant issued a press release, a copy of which is attached to this Current Report as Exhibit 99.1, announcing the appointment of Mr. Rice as the new President and COO of RHA.

Item 9.01.	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement of Thomas Rice, dated effective as of November 10, 2008.
10.2	Option Grant Agreement of Thomas Rice, dated effective as of November 10, 2008.
99.1	Press Release of Registrant, dated November 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRI-ISTHMUS GROUP, INC.

Date:	November 14, 2008	By:	/s/ Dennis M. Smith
DENNIS SMITH Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement of Thomas Rice, dated effective as of November 10, 2008.
10.2	Option Grant Agreement of Thomas Rice, dated effective as of November 10, 2008.
99.1	Press Release of Registrant, dated November 14, 2008.